UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

AeroGrow International, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-33531	46-0510685
(Commission File Number)	(IRS Employee Identification No.)

6075 Longbow Drive, Suite 200, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 444-7755

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On November 29, 2016, SMG Growing Media, Inc. (“SMG Growing Media”), exercised a Warrant, entered into on April 22, 2013 between AeroGrow International, Inc. (the “Company’) and SMG Growing Media (as amended, the “Warrant”).

Immediately prior to the exercise of the Warrant, SMG Growing Media held 2,400,946 shares of Common Stock and 2,649,007 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock), representing, in the aggregate, approximately 45.0% of the issued and outstanding voting capital stock of the Company Pursuant to the exercise, the Company issued an additional 21,613,342 shares of Common Stock to SMG Growing Media. In addition, the Series B Preferred Stock automatically converted into Common Stock upon the exercise of the Warrant.

As a result of the transactions on November 29, 2016, SMG Growing became the holder of 26,663,295 shares of Common Stock representing approximately 80% of the issued and outstanding Common Stock of the Company on a fully diluted basis, as set forth in the Warrant.

The Warrant exercise price was $47,768,263.96 and paid from the working capital of SMG Growing Media.

The disclosures contained in Item 5.02 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On November 29, 2016, Michael S. Barish and Mike Wolfe resigned as directors of the Company. The resignations were not because of any disagreement with the Company or its management. Mr. Wolfe will continue in his role as Chief Executive Officer of the Company.

(d)  Pursuant to their authority under the Nevada law and the Company’s bylaws, the remaining members of the Board appointed Peter D. Supron and Albert J. Messina to fill the vacancies. Mr. Wolfe will continue in his role as Chief Executive Officer and President.

Each of Messrs. Supron and Messina is an employee of a company affiliated with The Scotts Miracle-Gro Company, the ultimate parent of SMG Growing Media.

Item 8.01  Other Events.

On November 29, 2016, the board of directors declared a cash distribution of $1.21 per share of Common Stock. The dividend is payable January 3, 2017, to shareholders of record on December 20, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release Issued by AeroGrow International, Inc. on November 30, 2016

Portions of this report and the press release filed as Exhibit 99.1 may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.
(Registrant)

Date: November 30, 2016	By:	/s/ Grey H. Gibbs
Grey H. Gibbs Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Issued by AeroGrow International, Inc. on November 30, 2016